OMNICOM GROUP INC.
437 Madison Avenue
New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         Meeting Date........................   Tuesday, May 25, 2004

         Time................................   10:00 A.M

         Place...............................   BBDO Atlanta
                                                Alliance Center
                                                3500 Lenox Road
                                                Suite 1900
                                                Atlanta, GA 30326

         Subject.............................   Election of directors

                                                Ratification of the appointment
                                                of KPMG as independent auditors
                                                for the 2004 fiscal year

                                                Approval of the director equity
                                                plan

         Record Date.........................   April 9, 2004



      Shareholders will also transact any other business that is properly presented at the meeting. At this time, we know of no other matters that will be presented.


      The Board recommends that shareholders vote FOR the election of the directors, ratification of the appointment of KPMG and approval of the director equity plan.


      Please sign and return your proxy card in the enclosed envelope, or vote by telephone or internet (instructions are on your proxy card), so that your shares will be represented whether or not you plan to attend the annual meeting.


                                                MICHAEL J. O'BRIEN
                                                     Secretary


New York, New York
April 23, 2004

                                    CONTENTS

                                                                            Page

CORPORATE GOVERNANCE......................................................    1
   Board Composition; Communications......................................    1
   Board Operations.......................................................    2
   Director Attendance....................................................    4
   Director Compensation..................................................    4
   Ethical Business Conduct...............................................    4
   Relationship with Independent Accountants and Related Matters..........    4
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................    5
CERTAIN TRANSACTIONS......................................................    5
ELECTION OF DIRECTORS.....................................................    5
EXECUTIVE COMPENSATION....................................................    8
   Compensation Table.....................................................    8
   Stock Options..........................................................    9
   Compensation Committee Report..........................................    9
   Salary Continuation Agreements.........................................   11
EQUITY COMPENSATION PLANS.................................................   11
PERFORMANCE GRAPH.........................................................   12
STOCK OWNERSHIP...........................................................   13
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR....................   14
ADDITIONAL MATTERS PERTAINING TO OUR AUDIT FUNCTION.......................   14
   Audit Committee Report.................................................   14
   Independent Auditors...................................................   15
APPROVAL OF THE DIRECTOR EQUITY PLAN......................................   15
ADDITIONAL INFORMATION....................................................   17
   Record Date; Shares Outstanding........................................   17
   Quorum; Required Vote; Effect of an Abstention and
    Broker Non-Votes .....................................................   17
   Voting.................................................................   18
   Voting by Street Name Holders..........................................   18
   Default Voting.........................................................   18
   Right To Revoke........................................................   18
   Tabulation of Votes....................................................   18
   Proxy Solicitation.....................................................   18
SHAREHOLDER PROPOSALS.....................................................   19
APPENDIX A-- AUDIT COMMITTEE CHARTER......................................  A-1
APPENDIX B-- DIRECTOR EQUITY PLAN.........................................  B-1

                               OMNICOM GROUP INC.
                               437 Madison Avenue
                            New York, New York 10022

                                   ----------

                                PROXY STATEMENT


      Our Board of Directors is using this proxy statement to solicit proxies for our 2004 annual shareholders meeting. This proxy statement and the related proxy card are being mailed on or about April 23, 2004.

      Each shareholder is entitled to one vote for each share held on April 9, 2004, which is the record date for the meeting. You can vote your shares:

      o     by returning the enclosed proxy card;

      o     through the internet at the website shown on the proxy card;

      o     by telephone using the toll-free number shown on the proxy card; or

      o     in person at the 2004 annual meeting.

      Votes submitted through the internet or by telephone must be received by 11:59 P.M. on the business day prior to the date of the annual meeting to be counted. Internet and telephone voting are available 24 hours a day and, if you use one of these methods, you do not need to return a proxy card. If you attend the meeting and vote in person, your vote will supersede any earlier voting instructions.

      Additional information about the meeting appears at pages 17 and 18.

                              CORPORATE GOVERNANCE

Board Composition; Communications

      Our Board currently consists of nine independent directors, our non-executive chairman (Bruce Crawford) and our CEO (John Wren). Due to the declassification of our Board last year, each director stands for election annually. Biographical information and information about the committees on which our directors serve is set forth in "Election of Directors" at pages 5 to 7.

      Under our corporate governance guidelines, the Board determines whether each outside director has any business, family or other relationship different from or in addition to the interests of shareholders or the other directors generally that could reasonably be expected to interfere with the director's ability to independently make director decisions. None of our outside directors has a relationship with Omnicom other than as director and no outside director has received any compensation from us other than for his or her service as a director. Our Board has determined, therefore, that all of our outside directors are independent under existing applicable requirements, as well as our own corporate governance guidelines.

      The functions of our Board chairman and CEO are presently separated. For this and other reasons, the Board has not thought it necessary to formally designate a particular independent director as a lead director. As a matter of policy, the independent directors regularly meet by themselves. The Chairman of the Board's Governance Committee presides at these sessions.

      Interested parties, including shareholders, may communicate (if they wish, on a confidential, anonymous basis) directly with the independent directors as a group, with the Board as a whole or with any individual director by writing to our corporate secretary at the address above. Communications that are intended specifically for the non-management directors or any individual director should clearly state that the independent directors or the named individual director is the intended recipient of such communication and such communications should be marked "Confidential".

      The Board encourages stock ownership by directors and senior managers. As described below, a majority of each director's annual retainer is paid in stock and directors are permitted to elect to receive an additional portion of their cash compensation in common shares. For information about stock ownership by our directors and executive officers, see "Stock Ownership" at page 13. The Board has recently adopted stock ownership guidelines for our directors and is in the process of considering stock ownership guidelines for our executive officers. The director guidelines provide, in general, that our directors must own Omnicom stock equal to or greater than five times their annual cash retainer within five years of adoption of the guidelines or within five years of their joining the Board, whichever is later.

Board Operations

      Our Board met five times last year.

      The Board's policy is generally to conduct specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic matters as well as particular tasks which by law or custom require the attention of the full Board. Our Board has established four standing committees, functioning in the following areas:

      o     audit and financial reporting

      o     management/compensation

      o     corporate governance

      o     finance and acquisitions/divestitures

      Each of the committees operates under a written charter recommended by the Governance Committee and approved by the Board and the Board operates pursuant to our corporate governance guidelines. Each Board committee is authorized to retain its own outside advisors. All members of our Audit, Compensation and Governance Committees are required to be independent directors. Our corporate governance guidelines and committee charters are posted on our website at www.omnicomgroup.com.

      Audit Committee: The Audit Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to financial reporting. In this regard, the committee assists Board oversight of (1) the integrity of our financial statements, (2) compliance with legal and regulatory requirements, (3) the qualifications and independence of our independent auditor, and (4) the performance of our internal audit function and independent auditor. Among other responsibilities, the Audit Committee has the power to retain or dismiss, and to approve the compensation of, our outside audit firm. The members of our Audit Committee are Messrs. Murphy (Committee Chair), Clark, Cook and Henning. The Board has determined that each of the members of our Audit Committee is an audit committee financial expert within the meaning of applicable SEC regulations. All of the members of our Audit Committee are independent and financially literate within the meaning of applicable stock exchange requirements.

      The Audit Committee met 12 times last year.

      A copy of the Audit Committee's annual report is included at page 14; the Audit Committee's charter is available on our website (www.omnicomgroup.com) and is included as Appendix A to this proxy statement.

      Compensation Committee: The Compensation Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters, to prepare a report on executive compensation for inclusion in our annual proxy statement and to serve as the Board committee authorized to administer and approve awards under our equity and other compensation plans. The members of our Compensation Committee are Messrs. Roubos (Committee Chair) and Coleman and Ms. Denison and Ms. Rice. All of the members of our Compensation Committee are independent.

      The Compensation Committee met five times last year.

      A copy of the Compensation Committee's annual report is included at pages 9 to 11; the Compensation Committee's Charter is available on our website (www.omnicomgroup.com).

      Governance Committee: The Governance Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to corporate governance matters, including in respect of the composition of the Board. As part of its responsibilities, the committee considers and makes recommendations to the full Board with respect to the following matters:

      o nominees for election to the Board and committees it establishes from time to time and criteria therefor;

      o     the functions of the Board committees;

      o     standards and procedures for review of the Board's performance;

      o the company's corporate governance policies generally, including with respect to director qualification standards, responsibilities, access to management and independent advisors, compensation, orientation and education and performance evaluation;

      o     management succession;

      o the code of business conduct applicable to our directors, officers and employees; and

      o     the Governance Committee's performance of its own responsibilities.

      The members of our Governance Committee are Messrs. Purcell (Committee Chair), Clark, Coleman and Murphy, and Ms. Denison and Ms. Rice. All of the members of our Governance Committee are independent.

      Nominations for director may be made only by the Board or a Board committee, or by a shareholder entitled to vote who delivers notice along with the additional information and materials required by our by-laws to our Corporate Secretary not later than 60 days prior to the date set for the meeting. Under federal law, shareholders desiring to submit a proposal for inclusion in our proxy materials for our 2005 annual shareholders meeting are required to do so by December 24, 2004. See "Additional Information" at pages 17 and 18 for additional information on this topic. You can obtain a copy of the full text of the by-law provision noted above by writing to the corporate Secretary at our address on page 1 of this proxy statement. Our by-laws have also been filed with the SEC.

      The Board has not thought it necessary at this time to adopt a formal policy relating to the consideration of director candidates recommended by our shareholders. We did not receive any recommended nominees from shareholders this year. The Governance Committee will consider any future director candidates recommended by shareholders that are properly submitted. The Governance Committee will also consider whether a formal policy relating to consideration of director nominees by shareholders is desirable.

      Our Board seeks to assure that it is composed of individuals with substantial experience and judgment from diverse backgrounds but, except for the requirement that a substantial majority be independent, non-management directors, we do not have rigid director qualification requirements. However, our Governance Committee will consider the following qualifications and skills of director nominees:

      o     their independence;

      o their background and experience in relation to other members of the Board; and

      o     their commitment to the time required to discharge their duties.

      The Governance Committee reviews the composition of the Board not less frequently than annually and recommends to the full Board nominees for election. The Governance Committee identifies the skills and experience needed to replace any departing director and may perform research to identify director candidates. The Committee has the power to engage third parties to assist in identifying and evaluating potential nominees.

      The Governance Committee met four times last year.

      A copy of the Governance Committee's charter is available on our website (www.omnicomgroup.com).

      Finance Committee: The Finance Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to financial matters affecting the company, including in respect of acquisitions, divestitures and financings.

      The Finance Committee met six times last year.

      A copy of the Finance Committee's Charter is available on our website (www.omnicomgroup.com).

Director Attendance

      Our incumbent directors attended all or substantially all of the meetings of the Board and committees of which they were members last year. Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting, we do encourage our directors to attend and a substantial majority of our directors have attended our annual shareholder meetings. In 2003, all of our directors attended the annual meeting and it is expected that all will attend this year absent unforeseen events.

Director Compensation

      Directors who are not current or former employees of Omnicom or its subsidiaries are paid:

      o     250 shares of restricted stock each year;

      o     an annual retainer of $60,000; and

      o $2,000 for attendance at a Board or committee meeting in person, $1,000 for participation by telephone or video conference at any regularly scheduled meeting and $2,000 for participation by telephone or video conference at any special meeting.

      The restricted stock is awarded on the first business day after each annual shareholder meeting and vests over two years. The Chair of our Audit Committee receives an additional fee of $10,000 each year. We do not have a retirement plan for directors.

      If our director equity plan is approved by shareholders at the meeting, in addition to the annual retainer and meeting fees, directors will receive common shares each year equal in value at the time of award to $70,000 and will no longer receive the annual grant of restricted stock. Further, our existing director compensation arrangement provides, and the new director equity plan, if approved, will provide that each director may elect to receive all or a portion of his or her cash director fees for the following year's service in common shares. Directors may also elect to defer any common shares payable to them, which will be credited to a bookkeeping account in the directors' names. These elections generally must be made prior to the start of the calendar year for which the fees would be payable. The number of common shares delivered or credited to a director's account will be based on the fair market value of our common shares on the first trading day immediately preceding the date the fees would have been paid to the director.

Ethical Business Conduct

      We have a code of conduct in place designed to assure that our business is carried out in an honest and ethical way. The code of conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. In addition, we have rules regarding ethical action and integrity relating to financial matters applicable to our financial and accounting officers. Our code of conduct and these rules are posted on our website (www.omnicomgroup.com), and are also available in print to any shareholder that requests them. We do not intend to waive any provision of our code of conduct and will not waive the rules applicable to our financial and accounting officers. If, however, special circumstances ever warrant a waiver of our code of conduct, we would disclose the waiver as required by law.

      We also have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, as well as possible violations of our code of conduct or rules applicable to our financial and accounting officers. The procedures are posted on our website and the websites of our various global networks.

Relationship with Independent Accountants and Related Matters

      The Board's Audit Committee reappointed KPMG, LLP as our independent public accounting firm to audit our financial statements for 2004.

      In deciding to reappoint KPMG to be our auditor for 2004, the Audit Committee considered KPMG's provision of services last year to assure that they were compatible with maintaining KPMG's independence. All fees paid to KPMG last year are described at page 15. The Committee determined that these fees were compatible with the independence of KPMG as our independent auditor. We adopted a policy that prohibits use of our independent auditors for any financial information systems design and implementation services, and requires that all non-audit services be approved by our Audit Committee.

      In accordance with applicable legal requirements, the lead partner on our audit engagement will be required to change every five years, and we have adopted a policy prohibiting hiring members of our outside audit firm who have management roles on the engagement into our financial or accounting groups within a year after they leave employment with the firm.

      Information relating to our relationship with our outside auditors appears under "Audit Committee Report" at page 14.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership of Omnicom common shares with the Securities and Exchange Commission. The SEC has established certain due dates for these reports. We are not aware of any instances of noncompliance, or late compliance, with Section 16(a) filing requirements by our directors, executive officers or 10% or greater shareholders during 2003, except that one Form 3 of Kenneth R. Kaess, Jr., who heads our DDB branch, was filed late due to administrative oversight.
                              CERTAIN TRANSACTIONS

      One of our executive officers, Jean-Marie Dru, held preferred stock in MNH Holding Inc., a company in which we own all of the common equity. On November 24, 2003, we bought from Mr. Dru the preferred stock he held in MNH Holding Inc. for $5.0 million. The value of the preferred stock was determined based upon a multiple of MNH Holding Inc.'s operating income, which was agreed upon prior to the time that Mr. Dru became an executive officer of Omnicom. Mr. Dru also had an interest bearing note outstanding during the fiscal year ended December 31, 2003, which was issued on April 1, 2000, prior to Mr. Dru's becoming an executive officer. The interest rate on the loan was 7% during the fiscal year. The highest aggregate outstanding balance during the fiscal year was not more than $1.3 million. The loan was repaid in full on March 1, 2004.

                              ELECTION OF DIRECTORS

      The current 11 members of the Board have been nominated to continue to serve as directors for another year.

The Board recommends that shareholders vote FOR all nominees.

      The Board has no reason to believe that any of the nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board prior to the meeting may select a substitute nominee or undertake to locate another director after the meeting. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the substitute nominee.

      In accordance with our by-laws, directors are elected by a plurality of the votes cast. That means the nominees will be elected if they receive more affirmative votes than any other nominees. Our form of proxy permits you to withhold your vote for particular nominees. However, shares represented by proxies so designated will count as being present for purposes of determining a quorum and will not affect whether a given nominee is elected because directors are elected by a plurality of the shares voted at a meeting at which a quorum is present. Such proxies may also be voted on other matters, if any, that may be properly presented at the meeting.

      Set forth below is biographical and other information about our nominees for election as director.

[PHOTO        John D. Wren
OMITTED]      Age: 51
              Director since 1993

Mr. Wren is President and Chief Executive Officer of Omnicom, a position he has held since January 1997. Prior to 1997, he served as President of Omnicom.

[PHOTO        Bruce Crawford
OMITTED]      Age: 75
              Director since 1989
              Chairman of the Finance
              Committee

Mr. Crawford is Chairman of Omnicom, a position he has held since 1995. He is also Chairman of Lincoln Center in New York City.

[PHOTO        Robert Charles Clark
OMITTED]      Age: 60
              Director since 2002
              Member of the Audit and
              Governance Committees

Mr. Clark is Harvard University Distinguished Service Professor, Harvard Law School. He was Dean of Harvard Law School from July 1989 until July 2003. He has served as professor of law at Harvard since 1979, and before that, was a tenured professor at Yale Law School. His specialty is corporate law. Mr. Clark is a director of Collins & Aikman Corp. and Time Warner, Inc. Mr. Clark is also a member of the Board of Trustees of Teachers Insurance and Annuity Association
(TIAA).

[PHOTO        Leonard S. Coleman, Jr.
OMITTED]      Age: 55
              Director since 1993
              Member of the Compensation and
              Governance Committees

Mr. Coleman is Senior Advisor, Major League Baseball, a position he has held since November 1999. Previously, he was Chairman of Arena Co., a subsidiary of Yankees/Nets, until September 2002. Before that, he was President, National League, Major League Baseball. Mr. Coleman is a director of New Jersey Resources Corporation, Cendant Corporation, H.J. Heinz Corporation, Churchill Downs Inc., Aramark Corporation and Electronic Arts Inc. Mr. Coleman has informed us that he intends to retire as a director from one of these corporations by December 31, 2004.

[PHOTO        Errol M. Cook
OMITTED]      Age: 64
              Director since 2003
              Member of the Audit
              Committee

Mr. Cook is a private investor and consultant. Previously, he was a managing director and partner of Warburg Pincus from March 1991 until his retirement in February 1999. Before that, Mr. Cook was a Senior Partner of Ernst & Young (August 1961-September 1989) and a Managing Director of Schroders (September 1989-March 1991). Mr. Cook is also a director of Journal Register Company.

[PHOTO        Susan S. Denison
OMITTED]      Age: 58
              Director since 1997
              Member of the Compensation and
              Governance Committees

Ms. Denison is a partner of Cook Associates, an executive search firm, a position she has held since June 2001. Previously, she served as a Partner at TASA Worldwide/Johnson, Smith & Knisely and the Cheyenne Group. She also served as Executive Vice President, Madison Square Garden and Executive Vice President and General Manager at Showtime Networks.

[PHOTO        Michael A. Henning
OMITTED]      Age: 63
              Director since 2003
              Member of the Audit
              Committee

Mr. Henning was Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. He is a director of CTS Corporation.

[PHOTO        John R. Murphy
OMITTED]      Age: 70
              Director since 1996
              Chairman of the Audit
              Committee and member of
              the Governance Committee

Mr. Murphy is Vice Chairman of National Geographic Society, a position he has held since March 1998. From May 1996 until March 1998, Mr. Murphy was President and Chief Executive Officer of National Geographic Society. He is a trustee of Mercer University and the Mercantile Mutual Funds, and a director of SIRSI Inc. and eMotion Inc. Mr. Murphy is also a past president of the U.S. Golf Association.

[PHOTO        John R. Purcell
OMITTED]      Age: 72
              Director since 1986
              Chairman of the Governance
              Committee and member of the
              Finance Committee

Mr. Purcell is Chairman and Chief Executive Officer of Grenadier Associates Ltd., a merchant banking and financial advisory firm. He served as Chairman of Donnelley Marketing, Inc., a database direct marketing firm, from 1991 to 1996. He is also a director of Bausch & Lomb Inc. and Technology Solutions Co.

[PHOTO        Linda Johnson Rice
OMITTED]      Age: 46
              Director since 2000
              Member of Compensation and
              Governance Committees

Ms. Rice is President and Chief Executive Officer of Johnson Publishing Company, Inc. and President of Fashion Fair Cosmetics, a division of Johnson Publishing. Ms. Rice is a director of Bausch & Lomb Inc., Kimberly-Clark Corporation and VIAD Corp.

[PHOTO        Gary L. Roubos
OMITTED]      Age: 67
              Director since 1986
              Chairman of the Compensation
              Committee and member of the
              Finance Committee

Mr. Roubos was Chairman of Dover Corporation, a diversified industrial manufacturing corporation, from May 1989 to May 1999, and Chief Executive Officer of that company from January 1981 to May 1994. He is also a director of Dover Corporation and ProQuest Company.

                             EXECUTIVE COMPENSATION

Compensation Table

      The following table summarizes the total compensation for each of the last three years (unless otherwise indicated) for the Chief Executive Officer and the four most highly compensated executive officers of Omnicom. These persons are referred to as the "named executive officers" in this proxy statement.

                                     Annual Compensation                 Long Term Compensation Awards
                             ----------------------------------   ---------------------------------------------
                                                                                   Shares
       Name and                                                    Restricted    Underlying
       Principal                                                      Stock         Stock         All Other
       Position               Year     Salary($)    Bonus($)(1)   Awards($)(2)   Options(#)  Compensation($)(3)
       --------               ----     ---------    -----------   ------------   ----------  ------------------
John D. Wren..............    2003     $1,000,000    $1,100,000         --            --           $ 10,117
  President and Chief         2002        875,000        --             --            --              5,944
  Executive Officer           2001        875,000     1,300,000         --        2,000,000          15,355
  of Omnicom

Thomas L. Harrison .......    2003     $  881,000    $  750,000         --            --           $ 51,087
  Chairman and Chief          2002        825,000        --             --           75,000          47,085
  Executive Officer of        2001        825,000     1,200,000      $668,228       450,000          35,200
  Diversified Agency
  Services

Peter Mead ...............    2003     $  815,000    $  525,000         --            --           $102,336
  Vice Chairman               2002        800,000        --             --           50,000          89,573
  of Omnicom                  2001        750,000     1,275,000         --           50,000          87,437

Kenneth R. Kaess, Jr. ....    2003     $  806,000    $  525,000         --            --           $  9,774
  President and
  Chief Executive
  Officer of
  DDB Worldwide(4)

Allen Rosenshine .........    2003     $  985,000    $  500,000         --            --           $ 15,973
  Chairman and Chief          2002        985,000        --             --            --             11,156
  Executive Officer of        2001        985,000     1,100,000         --          200,000          20,080
  BBDO

----------
(1) The named executive officers elected to receive reduced cash bonuses for 2003 and some of them elected to receive no cash bonuses in 2002, even though they had satisfied the performance criteria established by the Compensation Committee.

(2) The value shown above represents the pre-tax value of the restricted shares based on the reported closing price of our common shares on the date of the award. One-fifth of the restricted shares granted vest on each of the first five anniversaries of the grant. Dividends will be payable on the shares to the extent paid on Omnicom's common stock generally, regardless of whether the shares are vested or unvested at the time. The total number and value of restricted shares owned by the named executive officers on December 31, 2003 based on the year-end market price ($87.33) were as follows:

      o Mr. Harrison held 8,400 restricted shares with a pre-tax value of $729,372; and

      o Mr. Kaess held 12,152 restricted shares with a pre-tax value of $1,055,158.

(3)   Other compensation consists of:

      o employer contributions to one or more retirement savings plans in the amount of $8,000 on behalf of each of Messrs. Wren, Harrison, Kaess and Rosenshine and $97,788 on behalf of Mr. Mead; and

      o employer premium payments for life insurance in the amount of $2,117 for Mr. Wren, $43,087 for Mr. Harrison, $4,548 for Mr. Mead, $1,774 for Mr. Kaess and $7,973 for Mr. Rosenshine.

(4) Mr. Kaess was not an executive officer prior to 2003.

Stock Options

      Option Grants in Last Fiscal Year: No stock options were granted to the named executive officers in 2003.

      Aggregated Option Exercises Last Year and Year-End Option Values: The following table provides information about option exercises by the named executive officers in 2003, and the value of their unexercised options at the end of 2003. The value realized was calculated by subtracting the exercise price from the fair market value of our common stock on the exercise date. The value of unexercised in-the-money options at December 31, 2003 was calculated by subtracting the exercise price of in-the-money options from the closing sales price ($87.33) of our common stock on December 31, 2003.

                                                                  Number of Shares
                                                                     Underlying          Value of Unexercised
                                                                     Unexercised             In-the-Money
                                      Number                         Options at               Options at
                                     of Shares                  December 31, 2003(#)     December 31, 2003($)
                                    Acquired on      Value          Exercisable/             Exercisable/
       Name                        Exercise (#)  Realized ($)       Unexercisable            Unexercisable
       -----                        -----------   -----------    ------------------       ------------------
John D. Wren.......................   23,800      $ 1,244,485    2,710,000/1,700,000    $65,460,837/$13,311,000
Thomas L. Harrison.................     --            --           450,833/299,167       $6,096,621/$4,176,942
Peter Mead.........................     --            --           145,000/55,000        $1,777,275/$156,600
Kenneth R. Kaess, Jr...............   77,777      $ 1,303,067      190,556/241,667       $2,398,639/$4,476,542
Allen Rosenshine...................  185,000      $10,880,579    1,040,000/80,000       $43,658,985/$13,600

Compensation Committee Report

      The members of our Committee are Gary L. Roubos, Committee Chair, Leonard
S. Coleman, Jr., Susan S. Denison and Linda Johnson Rice. Each of us is an independent director.

      Omnicom's executive compensation structures for senior management have been designed to attract, retain and properly motivate qualified managers using a combination of three principal elements: base salary, performance-based cash bonuses and long-term equity-linked awards. Historically, the fixed portion of compensation has been substantially less than the variable portion to provide management incentives to achieve performance goals.

      We determine the compensation of the chief executive officer and named executive officers subject, in the CEO's case, to the approval of the full Board. We consider the factors described below and the recommendations of the CEO in determining the compensation of the named executive officers. The CEO determines the salaries of executives who are not named executive officers.

      We periodically engage compensation consultants to assist us generally in overseeing Omnicom's compensation programs and in determining appropriate compensation levels and structures for executive officers.

      Base Salary: Adjustments in base salary for executive officers are discretionary and generally are considered every 18 months. In determining base salary and adjustments to base salary, we consider:

      o     the executive's level of responsibility;

      o Omnicom's profitability and the profitability of the business unit with which the executive is associated; and

      o information and our knowledge of executive compensation practices of other publicly traded companies of similar size, geographic reach and financial characteristics.

      Omnicom's profitability is determined by reference to its earnings per share, and profitability of a business unit is determined by reference to its operating profit.

      Incentive Cash Bonuses: The annual cash bonus typically represents a substantial portion of the cash compensation of executive officers. Omnicom intends that the annual cash bonus serve as an incentive to improve annual profitability. We administer incentive bonuses for all executive officers.

      Prior to or shortly after the beginning of the year, we identify the executive officers who will participate in Omnicom's annual bonus plan and their incentive levels. We normally establish specific performance goals based on business criteria and assign weights to the goals. In general, performance goals are based on one or more of the following criteria: earnings per share, net income, operating margin, return on equity, stockholder total return, revenue and cash flow.

      At the end of the year, we review the performance of each participant against his or her performance goals. Awards are paid only after we have determined that the performance goals have been attained. We consider the recommendations of the CEO as to the named executive officers other than the CEO, and we retain the discretion to reduce, but not increase, the amount of an award otherwise payable to a participant despite the attainment of previously established performance goals.

      In 2003, Omnicom exceeded threshold levels of performance, and the executive officers were entitled to their targeted cash bonuses. Senior management, including the named executive officers and other executive officers, however, elected to receive reduced bonuses to assure that lower-level employees receive substantial incentive compensation in recognition of their excellent performance in 2003. For the same reason, senior management elected to receive no or substantially reduced bonuses for the prior year, even though performance criteria were satisfied.

      Stock-Based Incentive Awards: We determined the restricted stock award grants for the named executive officers. Restricted stock award grants for executive officers who are not named executive officers are recommended by the CEO and determined by us in a discretionary manner.

      We grant restricted stock awards annually to a relatively broad group of key executives, based upon the executive's level of responsibility and our judgment of the executive's contribution to Omnicom's performance.

      Stock options have historically been granted annually to selected executives, based upon the revenue growth and profitability of Omnicom and the business unit with which the executive was associated. Beginning in 2003, we instructed Omnicom to consider and utilize alternative forms of incentive compensation. Stock options are granted with an exercise price equal to the market price of Omnicom's stock on the day of grant and generally vest over a period of three years. However, we made stock option grants in one year that vested over a period of six years, subject to acceleration in certain events including the attainment of certain share price thresholds.

      We are currently in the process of considering the establishment of stock ownership guidelines for executive officers.

      Performance Share Units: In prior years, we have approved awards to certain executive officers under which they have the right to earn performance share units. Performance share units entitle the holder to payouts of cash and/or common stock, as determined by our Committee, up to a maximum amount, based on the value of one share of common stock on the payout date for each performance share unit. We retain the overall discretion to reduce any performance compensation and performance share units that the holder would otherwise be entitled to receive.

      Our Committee awards performance share units based on our review of Omnicom's earnings per share growth over a three-year period. If the executive officer is affiliated with one of Omnicom's subsidiaries, we evaluate the executive using a formula which considers both Omnicom's earnings per share growth over a three-year period and the three-year net profit growth of that subsidiary. No performance share units for the performance period of 2001 to 2003 were paid out because the executive officers eligible to receive these awards elected not to receive them, even though the specified targets were met.

      CEO Compensation: After receiving no salary increases for six years, we recommended an increase in Mr. Wren's salary for 2003 to $1,000,000 per year, up from $875,000 per year. At his election, Mr. Wren's annual cash bonus was reduced to $1,100,000 for 2003 even though he was entitled to a higher amount under the criteria we had established at the beginning of the year.

      Mr. Wren received no long-term incentive compensation during 2003.

      Internal Revenue Code Section 162(m): Section 162(m) places a limit of $1 million on the deductibility of compensation Omnicom pays to its Chief Executive Officer and certain other executive officers during each year unless the compensation qualifies as "performance-based compensation." We intend to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate given the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

Gary L. Roubos, Chairman
Leonard S. Coleman, Jr.
Susan S. Denison
Linda Johnson Rice
Members of the Compensation Committee

Salary Continuation Agreements

      We have agreed to make annual payments to each of the named executive officers for up to 10 years after termination of full time employment, unless termination is for "cause," in consideration for their agreements not to compete and to consult during the service period. "Cause" is generally defined for this purpose as willful malfeasance, such as breach of trust, fraud or dishonesty. If a covered executive dies before expiration of the applicable payment period, his beneficiary is entitled to 75% of the executive's payment for the remainder of that period. The payments are equal to a percentage of the covered executive's salary and are subject to reduction in certain circumstances. The salary percentages are equal to 100% for Mr. Rosenshine and 50% for the other named executive officers. The payment periods are based on age and service and are currently, 10 years for Messrs. Rosenshine and Mead and 9 years for Messrs. Wren, Harrison and Kaess.

                            EQUITY COMPENSATION PLANS

      Our principal equity plan for employees is our equity incentive plan, which was approved by shareholders last year and replaced all prior employee equity incentive plans. As a result, no new awards may be made under prior plans except for prior awards that are forfeited or canceled. We also have a restricted stock plan for non-employee directors and a tax-qualified employee stock purchase plan available to substantially all employees.

      Our equity compensation plans have been approved by shareholders, except for our current restricted stock plan for non-employee directors, which we adopted in 2000. As of March 31, 2004, 16,846 shares remained available for issuance under this plan; if the proposed director equity plan is approved by shareholders at the annual shareholders meeting, no further shares will be issued under this plan. The following table provides information about our equity compensation plans as of December 31, 2003. The table does not reflect the shares that will be authorized under the proposed director equity plan if it is approved by shareholders at the annual meeting.

                                                                                                  Number of securities
                                                                                                  remaining available
                                                                                               for future issuance under
                                           Number of securities to      Weighted-average          equity compensation
                                           be issued upon exercise      exercise price of          plans (excluding
                                           of outstanding options,     outstanding options,       securities reflected
Plan Category1                              warrants and rights.       warrants and rights.         in first column).
--------------                              --------------------       --------------------         -----------------
Equity compensation plans
  approved by security holders...........         18,677,095                   $70.62                   10,917,430(1)

Equity compensation plan not
  approved by security holders...........             --                         --                         16,846(2)
                                                  ----------                   ------                   ----------
Total....................................         18,667,095                   $70.62                   10,934,276
                                                  ==========                   ======                   ==========

----------
(1) This figure includes 1,637,405 shares that remained available for purchase as of December 31, 2003 under the employee stock purchase plan, which is a tax-qualified plan in which substantially all salaried employees may participate. It also includes 407,620 shares that can be issued under prior plans as a result of forfeitures. Additional shares may become available in the future if awards under the prior plans are forfeited, but that number is not determinable. As of December 31, 2003, the maximum number of shares that may be issued under our equity incentive plan as restricted stock or other non-option awards is 3.4 million shares.

(2) These shares remain available for future issuance as restricted stock under our restricted stock plan for non-employee directors. If the director equity plan is approved at the annual meeting, this plan will be terminated.


                                PERFORMANCE GRAPH

      The graph below compares cumulative total return on our common stock during the last five years with the Standard & Poor's 500 Composite Index and a peer group of publicly held corporate communications and marketing holding companies. The peer group consists of Grey Advertising Inc., The Interpublic Group of Companies, Inc., WPP Group plc and Publicis Groupe SA. Cordiant Communications Group, which was included in the peer group for prior years, is no longer included. Cordiant was acquired by WPP Group. As a result, the graph has been restated for all years without including Cordiant. The graph shows the value at the end of each year of each $100 invested in our common stock, the S&P 500 Index and the peer group. The graph assumes the reinvestment of dividends.

      Returns depicted in the graph are not indicative of future performance.

   [The following table was depicted as a line chart in the printed material.]

                 COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
                 -----------------------------------------------

                        Base
                       Period
                       Dec 98    Dec 99    Dec 00    Dec 01    Dec 02   Dec 03
                       ------    ------    ------    ------    ------   ------

OMNICOM GROUP ......   100.00    173.69    145.15    158.03    115.76   158.31

S&P 500 INDEX ......   100.00    121.04    110.02     96.96     75.54    97.19

PEER GROUP .........   100.00    186.48    155.98    125.60     74.08    87.09

                                 STOCK OWNERSHIP

      The following table sets forth information as of March 31, 2004 (except as otherwise noted) with respect to the ownership of our common stock by:

      o     persons known to own more than 5% of our outstanding common stock;

      o     our current directors; and

      o     our executive officers.

                                                                        Options            Total          Percent of
                                                  Number of           Exercisable       Beneficial          Shares
                  Name                       Shares Owned (#)(1)   within 60 days(#)   Ownership(#)     Outstanding(%)
                  ----                       -------------------   -----------------   ------------     --------------
FMR Corp. (2)..........................          14,588,981                   --         14,588,981          7.678
John D. Wren...........................             277,245            2,790,000          3,067,245          1.600
Bruce Crawford.........................             279,650                   --            279,650           .148
Robert Charles Clark...................               1,350                   --              1,350           .001
Leonard S. Coleman, Jr.................               5,131                   --              5,131           .003
Errol M. Cook..........................               3,250                   --              3,250           .002
Susan S. Denison.......................               5,187                   --              5,187           .003
Thomas L. Harrison.....................              62,422              553,333            615,755           .325
Michael A. Henning.....................               2,250                   --              2,250           .001
Kenneth R. Kaess, Jr...................              40,544              245,556            286,100           .151
Peter Mead.............................              27,946              180,000            207,946           .110
John R. Murphy.........................               5,313                   --              5,313           .003
John R. Purcell........................              45,030                   --             45,030           .024
Linda Johnson Rice.....................               1,445                   --              1,445           .001
Allen Rosenshine.......................             226,740            1,045,000          1,271,740           .669
Gary L. Roubos.........................               8,232                   --              8,232           .004
All directors and executive officers
  as a group (19 persons)..............           1,111,900            6,204,555          7,316,455          3.749

----------
(1)   Includes:

      o shares held pursuant to executive restricted stock program, namely, Mr. Harrison--4,200 shares and Mr. Kaess--8,976;

      o shares held pursuant to outside director restricted stock program, namely, Mr. Clark--500 shares, Mr. Coleman--1,000 shares, Mr. Cook--250 shares, Ms. Denison--1,000 shares, Mr. Henning--250 shares, Mr. Murphy--1,000 shares, Mr. Purcell--1,000 shares, Ms. Rice--1,000 shares and Mr. Roubos--1,000 shares;

      o shares previously held under restricted stock awards, the payout of which has been deferred at the election of the holder, namely, Mr. Wren--92,996 shares and Mr. Harrison--47,600 shares;

      o shares credited under the Omnicom Group Retirement Savings Plan, namely, Mr. Wren--9,684 shares, Mr. Harrison--1,622 shares, and Mr. Kaess--361 shares; and

      o shares purchased under an employee stock purchase plan, namely, Mr. Harrison--1,800 shares.

(2) Stock ownership is based on a Schedule 13G filed on February 17, 2004. In its filing, FMR reported having sole voting power over 496,376 shares and sole dispositive power over 14,588,981 shares. Edward C. Johnson 3d is Chairman of FMR and reported owner of 12.0% of the aggregate outstanding FMR voting stock. Abigail P. Johnson is a director of FMR and reported owner of 24.5% of FMR voting stock. Mr. Johnson and Ms. Johnson each reported sole dispositive power over all of the shares beneficially owned by FMR. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

      In accordance with the Audit Committee's charter, the Audit Committee has appointed KPMG LLP as our independent auditor for the fiscal year ending December 31, 2004. The Board recommends, and unless otherwise directed, the designated persons named in the enclosed form of proxy will vote for, ratification of such appointment of KPMG. KPMG has been our independent auditor since June 2002.

      Representatives of KPMG are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      The Audit Committee is not bound by the results of the vote regarding ratification of the independent auditor. However, the Audit Committee will consider the results of the vote, particularly a failure to ratify selection of the independent auditor, in selecting the independent auditor in the future.

      The Board recommends that shareholders vote FOR ratification of the appointment of KPMG as our independent auditor. Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal.

               ADDITIONAL MATTERS PERTAINING TO OUR AUDIT FUNCTION

Audit Committee Report

      The members of our Committee are John R. Murphy, Committee Chair, Robert Charles Clark, Errol M. Cook and Michael A. Henning. Each of us is independent as defined in the New York Stock Exchange's listing standards, which provide, among other things, that directors may have no material relationship with Omnicom. Omnicom's Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement.

      We have reviewed and discussed with management Omnicom's audited 2003 financial statements as of December 31, 2003.

      We have discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, as issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from KPMG required by Independence Standard No. 1, as adopted by the Independence Standards Board, and have discussed with KPMG its independence.

      Specific information about fees paid to KPMG, and recent developments affecting the firm, are contained in the next section of this proxy statement.

      Based on the review and discussions referred to above, we have recommended to the Board that the audited financial statements for the year ended December 31, 2003 be included in the 2003 annual report.

John R. Murphy, Chairman
Robert Charles Clark
Errol M. Cook
Michael A. Henning
Members of the Audit Committee

Independent Auditors

      On June 12, 2002, we dismissed Arthur Andersen LLP and engaged KPMG as our new independent auditors for the fiscal years ending on December 31, 2002 and thereafter. These actions were approved by the Board based on the recommendations of the Audit Committee. During the years ended December 31, 2000 and 2001 and through the date of the Board's decision, we did not consult KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. We continued to use Arthur Andersen to perform services as our predecessor auditor with respect to financial statements prior to June 12, 2002.

      The report of Arthur Andersen on our financial statements for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 31, 2001 and the subsequent interim period through June 12, 2002, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the fiscal years ended December 31, 2000 and December 31, 2001, and during the subsequent interim period through June 12, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      We paid or will pay the following fees to KPMG and affiliates for services rendered during the last two years:

                                                      2003            2002
                                                    ---------      ----------
      Audit Fees..............................     $10,831,225     $ 8,945,000
        Audit-Related Fees....................       2,798,990         790,000
        Tax Fees..............................         840,452         276,000
        All Other Fees........................              --              --
                                                   -----------     -----------
      Total Fees..............................     $14,470,667     $10,011,000
                                                   ===========     ===========

      "Audit fees" are fees for professional services for the audit or review of our consolidated financial statements or for services that are normally provided by an independent auditor in connection with statutory and regulatory filings or engagements; "Audit-related fees" are billed by KPMG for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements; "Tax fees" are fees for tax compliance, tax advice and tax planning; and "All other fees" would be fees billed by KPMG to Omnicom for any services not included in the first three categories.

      The Audit Committee considered all these services in connection with KPMG's audit or review of our 2003 financial statements and concluded that they were compatible with maintaining KPMG's independence.

                      APPROVAL OF THE DIRECTOR EQUITY PLAN

      At the annual meeting, shareholders will be asked to approve the adoption of our director equity plan. The purposes of the plan are to provide for the award of stock on an annual basis to directors of Omnicom who are not employees or former employees and to otherwise allow these directors to participate in the ownership of our common shares. The Board adopted the plan, subject to shareholder approval. If the plan is approved by shareholders, no additional restricted shares will be granted under our restricted stock plan for non-employee directors.

Plan Summary

      The following is a summary of the material provisions of the plan. The summary is qualified in its entirety by reference to the plan, a copy of which is attached to this proxy statement as Appendix B.

      Awards Authorized

      The plan will be administered by the Board's Compensation Committee.

      On a quarterly basis, each eligible director will receive a number of common shares equal to $17,500 (or such other amount as determined by the Board from time to time) divided by the fair market value (determined by reference to reported closing sales price) of one common share on the first trading day immediately preceding the date of the award for services to be performed in the following quarter. The maximum number of common shares that may be issued or credited to directors' accounts pursuant to the foregoing sentence is 50,000 shares, subject to adjustment to reflect any change in the Company's outstanding shares by reason of a recapitalization, reclassification, stock split-up or combination of shares. The first quarterly payment will be paid on the first business day following our annual meeting.

      Each director eligible to participate in the plan may also elect to have his or her cash compensation (including annual cash retainer and/or meeting fees) payable in common shares. For the portion of compensation received in common shares, the number of shares that will be issued will equal the cash amount that would have been paid divided by the fair market value of one common share on the first trading day immediately preceding the date on which such cash amount would have been paid.

      A director may further elect to have the annual amount of $70,000 worth (or such other amount as determined by the Board) of common shares plus any other compensation that the director elects to receive in common shares paid in the form of deferred shares, which will be credited to a bookkeeping account in the name of the director. If a director elects to receive deferred shares, there will be credited to his or her account as of the day such compensation would have been paid, the number of deferred shares which is equal to the number of common shares that would otherwise have been delivered to the director pursuant to the plan. The deferred shares credited to the director's account (plus any additional shares credited as dividends) will represent the number of common shares that the Company will issue to the director at the end of the deferral period. The deferred shares are subject to a deferral period beginning on the date of crediting to the director's account and ending upon termination of service as a director or such other period as the director may have elected. The deferral period will be for a minimum period of one year (except if the director elects a deferral period determined by reference to his or her termination of service as a director). During the deferral period, the director will have no right to transfer any rights in the deferred shares and will have no other rights of ownership in such deferred shares. Payment of a director's account may be accelerated in certain events, such as death or an unforeseeable emergency.

      A director's account will be credited each calendar quarter with additional deferred shares equal in value to the amount of cash dividends, if any, paid by us during such quarter. The dividend equivalents will be credited with additional dividend equivalents and will be deferred until the end of the deferral period for the deferred shares with respect to which the dividend equivalents were credited.

      Eligibility

      Each member of Omnicom's Board who is not an employee or former employee of Omnicom is eligible to participate in the plan. There are currently nine directors eligible to participate in the plan.

      Termination and Amendment

      The plan provides that the Board may at any time terminate, suspend or amend the plan, but no amendment or termination will adversely affect the right of a director to receive common shares issuable or cash payable at the effective date of the amendment or termination.

Federal Income Tax Consequences

      The following is a summary of the federal income tax treatment of the income deferral actions under the plan based on federal income tax laws in effect on the date of this proxy statement.

      Common shares whose receipt is not deferred at the election of a director will constitute taxable income to the individual director and a deductible expense to us in an amount equal to the fair market value of the shares in the year in which the shares are issued.

      Shares that a director elects to defer under the plan will become subject to federal income taxation to the director only when the shares are actually paid to the director. We will become entitled to a compensation expense deduction at the same time. The same treatment applies to dividends credited to the director's account during the period of deferral.

Plan Benefits

      In fiscal year 2004, each eligible director will receive common shares under the plan equal in value to $70,000 plus common shares equal in value to any additional amounts that the director elects to receive in common shares. The exact number of shares that the directors will receive cannot be determined as it will depend on whether the director will elect to receive more than $70,000 of his or her compensation in the form of common shares and on the fair market value of our common shares on the first trading day immediately preceding the date on which the compensation is payable. The table below reflects the dollar value of the common shares and the number of common shares that we anticipate will be awarded during fiscal year 2004 to the directors currently eligible to participate in the plan following shareholder approval at the annual meeting.


                                NEW PLAN BENEFITS
                     Omnicom Group Inc. Director Equity Plan

Name and Position                               Dollar Value    Number of Units
-----------------                               ------------    ---------------
Non-Executive Director Group(1)..............     $630,000           7,851

----------
(1) The Non-Executive Director Group consists of nine eligible directors. The table above reflects the receipt of common shares by each eligible director equal in value to $70,000 at an assumed fair market value of $80.25 per share, the closing price of our common shares on March 31, 2004. The table does not reflect the receipt of any common shares that the directors may receive because of an election to receive additional compensation in common shares.

Board Recommendation

      The Board recommends that shareholders vote FOR the approval of the plan.

      Approval of this proposal requires the favorable vote of the holders of a majority of the shares voting on the proposal.

                             ADDITIONAL INFORMATION

Record Date; Shares Outstanding

      Shareholders of record at the close of business on April 9, 2004 are entitled to vote their shares at the annual meeting. As of March 31, 2004, we had 188,963,336 common shares outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum; Required Vote; Effect of an Abstention and Broker Non-Votes

      More than 50% of the shares entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. (Broker non-votes are proxies returned by brokers or other nominees who do not vote on a particular item because they did not receive instruction from the beneficial owner and were not permitted to exercise discretionary voting authority.) If a quorum is not present, the shareholders who are present or represented may adjourn the meeting until a quorum exists. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. We will, however, publish a press release if the meeting is adjourned to another date. An adjournment will have no effect on business that may have already been conducted at the meeting.

      In order to obtain approval of the adoption of the director equity plan and the ratification of the appointment of KPMG as our independent auditors, assuming a quorum exists, the affirmative vote of the holders of a majority of the shares represented at the meeting and actually voted is required. In order to obtain approval of the election of any nominee as a director, assuming a quorum exists, a plurality vote is required. Abstentions, broker non-votes and withheld votes will not be considered as votes cast in favor or against any proposal. As a result, abstentions, broker non-votes and, in the case of election of directors, withheld votes, will have no effect on the matters brought to a vote at the meeting.

Voting

      You can vote your shares by proxy card, through the internet, by telephone or in person. We have adopted the internet and telephone voting procedures to authenticate shareholders' identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. By submitting your proxy through the internet, by telephone or by using the enclosed proxy card, you will authorize two of our officers or their designees to represent you and vote your shares at the meeting in accordance with your instructions or, if no instructions are given, in their discretion. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

      Fidelity Management Trust Company, as trustee under our retirement savings plan, will vote common shares held in the plan as indicated by participants in whose accounts the shares are held, whether or not vested, on their proxies. In accordance with the terms of the plan, it will vote all shares for which it does not receive voting instructions in the same proportion on each issue as it votes the shares for which it does receive instructions.

Voting by Street Name Holders

      If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares according to your instructions. Your broker, bank or nominee should have enclosed a voting instruction card for you to use in directing it on how to vote your shares.

      Under existing rules, if your broker holds your shares in its name and you have not given voting instructions, your broker nonetheless has the discretion to authorize the designated proxies to act, except on certain matters. As such, they could vote in respect of the election of directors and on the ratification of the appointment of KPMG as our independent auditors, but not on the approval of the director equity plan.

Default Voting

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted for the election of all nominees for director, for the ratification of the appointment of KPMG and for approval of the director equity plan. If any other business properly comes before the shareholders for a vote at the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Right To Revoke

      If you submit your proxy, you may change your voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may change your vote by granting a new proxy, through the internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the meeting and voting in person. For shares beneficially owned by you, but held in "street name" by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee.

Tabulation of Votes

      Mellon Investor Services will act as inspectors at the annual meeting. They will determine the presence of a quorum and will tabulate and certify the votes.

Proxy Solicitation

      Omnicom will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors, and regular employees. We may reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies and will pay customary fees plus reimbursement of out-of-pocket expenses for those services.

                              SHAREHOLDER PROPOSALS

      Any shareholder who wishes to present a proposal or nominate a director at next year's annual meeting and to include the resolution or nomination in next year's proxy statement must deliver the proposals to our principal executive offices no later than the close of business on December 24, 2004. Proposals should be addressed to Corporate Secretary, Omnicom Group Inc., 437 Madison Avenue, New York, NY 10022.

      Our by-laws require that written notice of a nomination for director or submission of a proposal to be voted on at an annual meeting be provided to us no less than 60 days prior to the meeting, which was March 26, 2004 for the 2004 Annual Meeting. In order for a nomination or submission to be considered, the notice must contain certain information prescribed by the by-laws. A copy of the applicable by-law provisions may be obtained, without charge, upon written request addressed to Corporate Secretary, Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022.


                                                       MICHAEL J. O'BRIEN
                                                           Secretary

New York, New York
April 23, 2004

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER

      Purpose: The Audit Committee is a standing committee of the Board. The Committee's purpose is to assist the Board in carrying out its oversight responsibilities relating to the Company's financial reporting. In this regard, the Committee will assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditor, and (4) the performance of the Company's internal audit function and independent auditor. The Company recognizes, however, that:

      o Management is responsible for determining that the Company's financial statements and related disclosures are prepared in accordance with applicable requirements;

      o The Committee does not have the responsibility to conduct audits or other reviews; rather, the Committee will take such actions as it determines to be appropriate to assure that the Company has procedures and processes in place to provide reasonable assurance that the Company's financial statements and related disclosures comply with applicable requirements; and

      o In carrying out their oversight responsibilities, the Committee and the Board will necessarily rely on the expertise, knowledge and integrity of management, the Company's internal and outside auditors (collectively, "management and the accountants") and such other persons, if any, with whom the Committee may consult from time to time.

      The Committee will have the authority to take all actions on behalf of the Board as the Committee or its Chairperson may from time to time determine to be consistent with its purpose and this Charter.

      Composition: The Committee will have at least three members. Based upon the recommendation of the Governance Committee, the Board will designate the members of the Committee at least annually and will take such actions as it from time to time determines to be appropriate to assure that the Committee and its members comply with applicable independence requirements. Management is directed to take such steps as are necessary to assure that the Company does not take actions which would compromise the independence of any Committee member. In furtherance of these requirements, (1) each Committee member will receive only director's fees as compensation from the Company (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board Committee) and (2) no Committee Member will accept appointment or election to serve simultaneously on more than three audit committees of publicly traded companies without first notifying the Chairpersons of the Board and the Committee a sufficient time in advance to permit the Board to ascertain whether such service would impair the ability of such member to effectively serve on the Committee.

      The Board also will from time to time designate the Chairperson, and may designate a Co-Chairperson or Vice Chairperson, of the Committee. The Committee may delegate one or more of its responsibilities hereunder to any subcommittee comprised entirely of two or more Committee members. Any such delegation will be reported to the Chairperson of the Governance Committee.

      Resources: The Committee or its Chairperson may retain at the Company's expense (in such amount as the Committee or its Chairperson determines to be appropriate) legal counsel and other third-party advisors as it determines to be appropriate. Management and the accountants are directed to bring to the attention of the Committee such matters that the Committee is required by law or listing requirements to review or as the Committee or its Chairperson may from time to time designate. Without limitation, management is responsible for providing the Committee with the information and assistance contemplated by this Charter and educational and other resources as may be required by law, listing requirements or GAAP or as the Committee or the Chairperson may request, and such funding as may be herein contemplated, including funding to pay fees and disbursements of the independent auditor and any advisor retained by the Committee or its Chairperson.

      Proceedings: As contemplated by the Audit Committee Responsibilities Checklist attached to and made a part of this Charter, the Committee will meet from time to time, not less frequently than quarterly, as necessary to carry out its responsibilities. The Committee will periodically meet in executive session and meet separately with representatives of management, the Company's internal audit staff and the Company's independent auditor to aid in assuring direct communications relevant to the discharge of the Committee's responsibilities. The Committee may otherwise adopt such procedures as it or the Chairperson may from time to time determine to be appropriate to assist in the discharge of its responsibilities. Except as the Committee or its Chairperson may otherwise determine, the Secretary or another person designated for this purpose by the Committee Chairperson will prepare appropriate records of all Committee meetings and actions, copies of which when approved by the Committee or its Chairperson will be furnished to the Board, and will maintain copies of all materials furnished or presented to the Committee. In addition, the Committee Chairperson will report to the Board as to all matters that he or she determines to be appropriate.

      Responsibilities: The Committee will:

      o Act as the direct contact with the Company's independent auditor, which firm will ultimately be accountable to the Committee and the Board;

      o Have authority and responsibility for the (1) appointment or removal of the outside auditor, (2) terms of engagement and compensation of the outside auditor, and (3) general oversight on behalf of the Board of the work of the outside auditor (including resolution of disagreements between management and the outside auditor regarding financial reporting), in each case for the purpose of conducting any audit or related work;

      o Pre-approve all audit and non-audit work provided to the Company by the outside auditor (except for items exempt from pre-approval requirements under applicable law); and

      o Act in respect of such other matters as to which audit committee action is required by law or listing requirements, including in respect of the matters specified in the Audit Committee Responsibilities Checklist attached to and made a part of this Charter.

      The Committee will review this Charter and the Audit Committee Responsibilities Checklist at least annually and will recommend to the Governance Committee changes in the Charter or the Audit Committee Responsibilities Checklist as it determines to be appropriate. Any changes will be effective when recommended by the Governance Committee and approved by the Board.

      As adopted by the Board of Directors on March 31, 2003, and amended on February 2, 2004.

                        AUDIT COMMITTEE RESPONSIBILITIES
                                    CHECKLIST

                                                                                   WHEN PERFORMED
                                                                              Audit Committee Meetings
                                                                    ---------------------------------------------
                                                                     Q1       Q2      Q3       Q4      As Needed
-----------------------------------------------------------------------------------------------------------------
Based on the advice and with the assistance of
counsel, prepare a report relating to the Committee's
activities as required by law.                                       X
-----------------------------------------------------------------------------------------------------------------
Review and approve the appointment or change in the
Company's principal accounting officer.                                                                     X
-----------------------------------------------------------------------------------------------------------------
Review the independent auditor's reports as to:                      X        X       X        X

o     Services performed and fees and expenses incurred;

o Critical accounting policies, alternate treatments of financial information within GAAP and the audit firm's internal quality-control procedures;

o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

o The independent auditor's independence and all relationships between the independent auditor and the Company.

Also review any other significant written communications
between the independent auditor and management.
-----------------------------------------------------------------------------------------------------------------
Inquire of management and the accountants about significant
risks or exposures and assess steps management is taking in
light of these risks.                                                                          X
-----------------------------------------------------------------------------------------------------------------
Review with management and the accountants the audit scope and plan and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective
use of audit resources.                                                                        X
-----------------------------------------------------------------------------------------------------------------
Consider and review with each of the internal auditor and
independent auditor (together, the "accountants"):

o     The adequacy of the Company's internal controls,
      including computerized information system controls and
      security;                                                                                X            X

o     Any related significant findings and recommendations of
      the accountants, together with management's responses
      thereto; and                                                                             X            X

o     Any significant changes in GAAP or the Company's
      accounting policies or standards.                                                        X            X
-----------------------------------------------------------------------------------------------------------------

                                                                                   WHEN PERFORMED
                                                                              Audit Committee Meetings
                                                                    ---------------------------------------------
                                                                     Q1       Q2      Q3       Q4      As Needed
-----------------------------------------------------------------------------------------------------------------
Review with management and the accountants at the completion of the annual audit and each quarterly review:

o     The financial statements;                                      X        X       X        X

o     The results of the independent auditor's audit or
      review, as applicable, and related report;                     X        X       X        X

o     Related MD&A disclosures, and other published documents
      containing the Company's financial statements, including
      (1) management's disclosure to the Committee under
      Section 302 of the Sarbanes-Oxley Act, (2) the contents
      of the certificates to be filed under Sections 302 and
      906 of that Act, and (3) assurance from management and
      the accountants that the matters disclosed in these
      documents are consistent with the information contained
      in the financial statements;                                   X        X       X        X

o     Any significant changes required in the audit or review
      plan;                                                          X        X       X        X

o     Any significant difficulties or disputes with management
      encountered during the course of the audit or review;          X        X       X        X

o     Other matters related to the conduct of the audit or
      review which are to be communicated to the Committee
      under GAAP;                                                    X        X       X        X

o     Any significant financial reporting issues and judgments
      made in connection with preparation of the financial
      statements; and                                                X        X       X        X

o     The effect of regulatory and accounting initiatives, as
      well as off-balance sheet structures, on the financial
      statements                                                     X        X       X        X
-----------------------------------------------------------------------------------------------------------------
Review policies and procedures with respect to transactions
between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a
normal part of the Company's business.                                                         X
-----------------------------------------------------------------------------------------------------------------
Review with management and the internal auditor:

o     Significant findings during the year and management's
      responses thereto;                                                                       X

o     Any significant difficulties encountered in the course
      of their audits, including any restrictions on the scope
      of their work or access to required information;                                         X            X

o     Any changes required in planned scope of their audit
      plan; and                                                                                X            X

o     The responsibilities, budget and staffing of the inside
      auditors.                                                      X        X       X        X
-----------------------------------------------------------------------------------------------------------------

                                                                                   WHEN PERFORMED
                                                                              Audit Committee Meetings
                                                                    ---------------------------------------------
                                                                     Q1       Q2      Q3       Q4      As Needed
-----------------------------------------------------------------------------------------------------------------
The Chairperson of the Audit Committee (or another Committee member designated for this purpose by the Chairperson) will
participate in a telephonic meeting with management and the
accountants prior to earnings releases, as well as financial information and earnings guidance provided to analysts and
rating agencies.                                                     X        X       X        X            X
-----------------------------------------------------------------------------------------------------------------
Review a report prepared by the Company's General Counsel
regarding compliance with the Company's code of conduct, and such legal, regulatory and matters identified to the Committee
by management as reasonably likely to have a material impact.                                  X            X
-----------------------------------------------------------------------------------------------------------------
Establish policies as to hiring employees or former employees
of the independent auditor.                                                                                 X
-----------------------------------------------------------------------------------------------------------------
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting
controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable
accounting or auditing matters.                                                                             X
-----------------------------------------------------------------------------------------------------------------
Review correspondence with regulators or governmental agencies and any published reports which raise material issues
regarding the Company's financial statements, accounting
policies or internal controls.                                                                              X
-----------------------------------------------------------------------------------------------------------------
Perform a performance evaluation of the Committee.                   X
-----------------------------------------------------------------------------------------------------------------
With the assistance of counsel, prepare a report to be
included in the Company's proxy statement as required by law.        X
-----------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX B

                               OMNICOM GROUP INC.

                              Director Equity Plan

      1. Purposes. This Plan has been established to provide for the award of common shares on an annual basis to members of Omnicom's Board who are not employees or former employees and to otherwise allow these directors to participate in the ownership of Omnicom's common shares.

      2. Administration.

      (a) The Plan will be administered by the Compensation Committee of Omnicom's Board of Directors, which will have full power and authority, subject to the provisions of the Plan, to supervise administration, and to interpret the provisions, of the Plan and to authorize and supervise any issuance or payment of common shares and any crediting or payment of Deferred Shares (as defined in Section 6 below). No participant in the Plan will participate in the making of any decision with respect to any question relating to common shares issued under the Plan to that participant only.

      (b) Any determination or action of the Committee in connection with the interpretation or administration of the Plan will be final, conclusive and binding on all parties. No member of the Committee will be liable for any determination made, or any decision or action taken, with respect to the Plan or any issuance of common shares under the Plan.

      3. Eligibility. Each member of Omnicom's Board who is not an Omnicom employee or a former Omnicom employee will be eligible to receive common shares in accordance with this Plan, provided that shares remain available for issuance hereunder in accordance with Section 4.

      4. Shares Subject to the Plan. The shares that may be issued or credited to accounts pursuant to Section 6 of the Plan will be 50,000 common shares, subject to adjustment in accordance with Section 11. Common shares that may be issued or credited to accounts under Section 7(a) will not be counted against this limit. The adoption of the Plan constitutes a reservation of 50,000 common shares for issuance under the Plan.

      5. Compensation in General. The amount of the director retainer fee, the director fees for attendance at meetings of Omnicom's Board and/or committees thereof and any other compensation paid to the directors for services as a director (collectively, the "Director Compensation") will be determined from time to time in accordance with Omnicom's By-laws and applicable law.

      6. Compensation in the Form of Common Shares. Each participant will receive on a quarterly basis a number of common shares equal to $17,500 (or such other amount as determined by the Board from time to time) divided by the Fair Market Value (as defined in Section 9(a) below) of one common share on the day immediately preceding the date of the award for services to be performed in the following quarter. The first quarterly payment will be paid on the first business day following the annual meeting of Omnicom's shareholders. Each participant may elect to have such common shares paid in the form of deferred shares ("Deferred Shares"), which will be credited to a book-keeping account in the name of the participant in accordance with this Plan. Such shares will count against the maximum number of shares authorized and reserved for issuance under the Plan.

      7. Further Elections.

      (a) Each Participant may elect to have all or any portion of the remainder of his or her Director Compensation payable in cash or common shares and may further elect to have any Director Compensation that the participant has elected to receive in common shares paid in the form of Deferred Shares, which will be credited to the participant's account. For the portion of a participant's Director Compensation that he or she elects to receive in common shares, the number of common shares to be issued will equal the cash amount that would have been paid divided by the Fair Market Value of one common share on the day immediately preceding the date on which such cash amount would have been paid.

      (b) An election pursuant Section 6 and 7(a) must be made in writing and delivered to Omnicom prior to the start of the calendar year for which the Director Compensation would be payable and such election will be irrevocable for the affected calendar year (the "Affected Year"). To elect to defer shares during the calendar year in which the Plan becomes effective, the participant must make an election pursuant to Section 6 and 7(a) prior to the date on which the Director Compensation will become earned and payable and such election will be irrevocable for the remainder of the Affected Year. To elect to defer shares during the first calendar year in which a director becomes eligible to participate in the Plan, the new director must make an election pursuant to Section 6 and 7(a) prior to the date on which the Director Compensation will become earned and payable and such election will be irrevocable for the remainder of the Affected Year. Each election will remain in effect until revoked in writing, and any such revocation will become effective no earlier than the first day of the first calendar year commencing after such revocation is received by Omnicom. If a director does not file an election form by the specified date, he or she will receive $70,000 worth (or such other amount as determined by the Board from time to time) of his or her Director Compensation for the year in common shares on a current basis and will be deemed to have elected to receive the remainder of the Director Compensation in cash.

      8. Deferral.

      (a) If a participant elects to receive Deferred Shares, there will be credited to the participant's account as of the day such Director Compensation would have been paid, the number of Deferred Shares which is equal to the number of common shares that would otherwise have been delivered to the Participant pursuant to Section 6 and/or
            Section 7(a) on such date. The Deferred Shares credited to the participant's account (plus any additional shares credited pursuant to Section 8(c) below) will represent the number of common shares that Omnicom will issue to the participant at the end of the deferral period.

      (b) The Deferred Shares will be subject to a deferral period beginning on the date of crediting to the participant's account and ending upon termination of service as a director or such other period as the participant may have elected. The period of deferral will be for a minimum period of one year, except in the case where the participant elects a deferral period determined by reference to his or her termination of service as a director. During the deferral period, the participant will have no right to transfer any rights under his or her Deferred Shares and will have no other rights of ownership therein.

      (c) A participant's account will be credited as of the last day of each calendar quarter with that number of additional Deferred Shares equal to the amount of cash dividends paid by Omnicom during such quarter on the number of common shares equivalent to the number of Deferred Shares in the participant's account from time to time during such quarter divided by the Fair Market Value of one common share on the day immediately preceding the last business day of such calendar quarter. Such dividend equivalents, which will likewise be credited with dividend equivalents, will be deferred until the end of the deferral period for the Deferred Shares with respect to which the dividend equivalents were credited.

      (d) Notwithstanding the foregoing provisions, (i) if, upon the participant's termination of service as a director, the value of the participant's account is less than $500, the amount of such participant's account, at the discretion of the Board, may be immediately paid to the participant in cash or common shares, (ii) if a change in control of Omnicom occurs, the amount of each participant's account will immediately be paid to the participant in full and (iii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the individual if acceleration were not permitted, the Board may in its sole discretion accelerate the payment to the participant of the participant's account, but only up to the amount necessary to meet the emergency.

      9.  Definitions, etc.

      (a) For purposes of this Plan, the Fair Market Value of the common shares on any date means (i) the closing sale price per common share as reported on the principal exchange on which common shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred or (ii) if clause (i) does not apply, the fair market value of a common share as determined by the Board.

      (b) Notwithstanding anything to the contrary contained in this Plan, it is a condition to the issuance of common shares or Deferred Shares that the transaction be registered under applicable securities laws and no participant will be able to receive common shares or Deferred Shares in payment of all or part of his or her Director Compensation unless and until such registration has been effected.

      10. Delivery of Shares. Omnicom will make delivery of certificates representing the common shares which a participant is entitled to receive within a reasonable period of time.

      11. Adjustments. In the event that, after the Effective Date of this Plan (as defined in Section 14), the number of outstanding common shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a recapitalization, reclassification, stock split-up or combination of shares, adjustments will be made by the Board in the number and kind of shares or other securities that are credited to accounts hereunder and that may be issued under this Plan as it deems to be appropriate.

      12. Termination or Amendment of the Plan. The Board may at any time terminate, suspend or amend the Plan. An amendment or the termination of this Plan will not adversely affect the right of a participant to receive common shares issuable or cash payable at the effective date of the amendment or termination.

      13. Miscellaneous.

      (a) The rights, benefits or interests a participant may have under this Plan are not assignable or transferable and will not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the participant or his or her creditors.

      (b) To the extent that the application of any formula described in this Plan does not result in a whole number of common shares, the result will be rounded upwards to the next whole number.

      (c) The adoption and maintenance of this Plan will not be deemed to be a contract between Omnicom and the participant to retain his or her position as a director of Omnicom.

      14. Effective Date of the Plan. The Plan will be effective immediately upon the date of its approval by the shareholders of Omnicom (the "Effective Date"). If this Plan is so approved, no new awards may be granted under Omnicom's restricted stock plan for non-employee directors, but outstanding restricted shares under the restricted stock plan for non-employee directors will not be affected.